UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	February 5, 2010

Endeavour International Corporation
__________________________________________
(Exact name of registrant as specified in its charter)

Nevada	001-32212	88-0448389
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

1001 Fannin Street, Suite 1600, Houston, Texas		77002
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	(713) 307-8700

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 1.01 Entry into a Material Definitive Agreement.

Junior Credit Facility

On February 5, 2010, we announced the closing of a $25 million lending facility between us, our subsidiaries and Bank of Scotland PLC (the "Junior Facility"), issued through an amendment to our Junior Credit Facility dated February 22, 2008. The amendment establishes a new facility of $25 million, with a maturity date of February 5, 2011, and interest at LIBOR plus 8%. Our indebtedness under the Junior Facility remains secured by cross guarantees from our subsidiaries and a second ranking interest in the security package provided under the Senior Bank Facility (as defined below). Outstanding amounts under the Junior Facility may be prepaid.

The Junior Facility contains customary covenants, similar to those in our Senior Bank Facility, which limit our ability to incur indebtedness, create certain liens; dispose of our assets and, make dividend payments or other distributions with respect to equity securities. The Junior Facility also includes mandatory prepayment terms for the amount of net proceeds received upon a capital raise of more than $50 million or the sale of an asset. The Junior Facility also contains a covenant to maintain a minimum fair market value of proved plus probable reserves to consolidated secured debt ratio of 2:1.

The amounts outstanding under the Junior Facility may become immediately due upon the occurrence of a change of control, failure to pay obligations under other financial indebtedness when due, certain events of default, breach of financial covenants and other events as defined in the Junior Facility.

Senior Bank Facility

On February 5, 2010, we amended our $225,000,000 Secured Revolving Loan and Letter of Credit Facility Agreement (the "Senior Bank Facility") by and among the Company, BNP Paribas and the Bank of Scotland. Previously, the final maturity date of the Senior Bank Facility was the earlier of October 31, 2011 or the reserve tail date, being the date when the remaining borrowing base reserves are projected to be 20% or less of the initially approved borrowing base reserves. The amendment brings the maturity date of the Senior Bank Facility into alignment with the originally expected reserve tail date and maturity of the Junior Facility by changing the final maturity date to the earlier of January 31, 2011 or the reserve tail date.

Unless the context otherwise requires, references to "Endeavour", "we", "us" or "our" mean Endeavour International Corporation and our consolidated subsidiaries.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Endeavour International Corporation

February 11, 2010	By:	Robert L. Thompson

Name: Robert L. Thompson
Title: Chief Accounting Officer